     As filed with the Securities and Exchange Commission on August 21, 2000
                                                       Registration No. 333-____

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                       -----------------------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                       -----------------------------------

                            HORMEL FOODS CORPORATION
             (Exact name of registrant as specified in its charter)


                DELAWARE                                         41-0319970

    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

                                 1 HORMEL PLACE
                             AUSTIN, MINNESOTA 55912
                    (Address of principal executive offices)

                       -----------------------------------

               HORMEL FOODS CORPORATION 2000 STOCK INCENTIVE PLAN
               HORMEL FOODS CORPORATION 2000 NONEMPLOYEE DIRECTOR
                           STOCK OPTION AND AWARD PLAN
                  HORMEL FOODS CORPORATION NONEMPLOYEE DIRECTOR
                               DEFERRED STOCK PLAN
                            (Full title of the plan)
                       -----------------------------------
                              THOMAS J. LEAKE, ESQ.
                                    SECRETARY
                                 1 HORMEL PLACE
                             AUSTIN, MINNESOTA 55912
                     (Name and address of agent for service)

                                 (507) 437-5209
          (Telephone number, including area code, of agent for service)
                       -----------------------------------

                         CALCULATION OF REGISTRATION FEE


=====================================================================================================================

---------------------------------------------------------------------------------------------------------------------
              Title of securities                    Amount           Proposed          Proposed          Amount of
               to be registered                      to be            maximum           maximum       registration fee
                                                 registered (1)    offering price      aggregate
                                                                   per share (2)     offering price
                                                                                          (2)
----------------------------------------------  ---------------    --------------    --------------   ----------------
2000 STOCK INCENTIVE PLAN
   Common Stock, par value $.0586                  9,000,000       $   16.47         $  148,230,000   $      39,132.72
                                                     shares
----------------------------------------------  ---------------    --------------    --------------   ----------------
2000 NONEMPLOYEE DIRECTOR STOCK
OPTION AND AWARD PLAN
   Common Stock, par value $.0586                   900,000        $   16.47         $   14,823,000   $       3,913.27
                                                     shares
----------------------------------------------  ---------------    --------------    --------------   ----------------
NONEMPLOYEE DIRECTOR DEFERRED
STOCK PLAN
   Common Stock, par value $.0586                   100,000        $   16.47         $    1,647,000   $         434.81
                                                     shares
======================================================================================================================


(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the 2000 Stock Incentive Plan, the 2000 Nonemployee Director Stock Option and Award Plan and the Nonemployee Director Deferred Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Hormel's common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average high and low prices of Hormel's common stock, as reported on the NYSE on August 15, 2000.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by Hormel Foods Corporation with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement:

         (a) Hormel's Annual Report on Form 10-K for the fiscal year ended October 30, 1999.

         (b) Hormel's Quarterly Reports on Form 10-Q for the quarters ended January 29, 2000, as amended, and April 29, 2000; and Hormel's Current Reports on Form 8-K filed with the Commission on April 12, 2000 and December 9, 1999.

         (c) the description of Hormel's common stock contained in its Registration Statement on Form 8-A as filed with the Commission on December 26, 1989.

         All documents filed by Hormel pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

         Article Eleventh of Hormel's certificate of incorporation provides that a director shall not be personally liable to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and (iv) for any transaction from which the director derived an improper personal benefit.

         Hormel's bylaws provide for indemnification of directors, officers, employees and agents to the fullest extent permitted by Delaware law. Hormel also maintains liability insurance coverage for its directors and officers and has entered into indemnification agreements with its directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1      Amended and Restated Certificate of Incorporation of the
                  Registrant.

         4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3B-1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 25, 1997).

         5.1      Opinion and consent of counsel.

         23.1     Consent of Ernst & Young LLP.

         23.2     Consent of counsel is contained in Exhibit 5.1.

         24.1     Power of Attorney.

Item 9.  Undertakings.

A. The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Minnesota, on August 21, 2000.

                                       HORMEL FOODS CORPORATION


                                       By   /s/ Joel W. Johnson
                                            ------------------------------------
                                            Joel W. Johnson
                                            Chairman of the Board, President and
                                            Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 21, 2000.


Signature                                                  Title

 /s/   Joel W. Johnson                                     Chairman of the Board, President and Chief
-----------------------------------------------            Executive Officer and Director (principal
Joel W. Johnson                                            executive officer)


                *
-----------------------------------------------            Executive Vice President and Director
Gary J. Ray

                *
-----------------------------------------------            Group Vice President and Director
Eric A. Brown


                                      II-4




Signature                                                  Title


               *
-----------------------------------------------            Group Vice President and Director
David N. Dickson


/s/ Michael J. McCoy                                       Senior Vice President, Chief Financial Officer
-----------------------------------------------            and Director (principal financial and accounting
Michael J.  McCoy                                          officer)

               *
-----------------------------------------------            Director
John W. Allen

               *
-----------------------------------------------            Director
John R. Block

               *
-----------------------------------------------            Director
William S. Davila

               *
-----------------------------------------------            Director
E. Peter Gillette Jr.

               *
-----------------------------------------------            Director
Luella G. Goldberg

               *
-----------------------------------------------            Director
Geraldine M. Joseph



                                      II-5

Signature                                                  Title

               *
-----------------------------------------------            Director
Joseph T. Mallof

               *
-----------------------------------------------            Director
John G.  Turner

               *
-----------------------------------------------            Director
Dr. Robert R. Waller


By  /s/ Joel W. Johnson
   --------------------------------------------
    Joel W. Johnson
    Attorney-in-Fact

                                  EXHIBIT INDEX

         4.1      Amended and Restated Certificate of Incorporation of the
                  Registrant.

         4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3B-1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 25, 1997).

         5.1      Opinion and consent of counsel.

         23.1     Consent of Ernst & Young LLP.

         23.2     Consent of counsel is contained in Exhibit 5.1.

         24.1     Power of Attorney.


                                      II-7